Exhibit 4.1

NUMBER                                                                    SHARES
WP A-


                      WEBSTER PREFERRED CAPITAL CORPORATION
             INCORPORATED UNDER THE LAWS OF THE STATE OF CONNECTICUT

                                               SEE REVERSE SIDE FOR RESTRICTIONS
                                                   ON THE TRANSFER OF SHARES
                                                REPRESENTED BY THIS CERTIFICATE

                                                       CUSIP 948365 40 8

This Certifies that

is the registered holder of

FULLY-PAID AND NON-ASSESSABLE SHARES OF SERIES A 7.375% CUMULATIVE REDEEMABLE PREFERRED STOCK $1.00 PAR VALUE PER SHARE (LIQUIDATION PREFERENCE $1,000 PER SHARE)

of the capital stock of the above named corporation, fully-paid and non-assessable, transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed. In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed.

Dated

                                     [SEAL]
-----------------------------                     -----------------------------
         SECRETARY                                        PRESIDENT

COUNTERSIGNED AND REGISTERED:
       THE BANK OF NEW YORK
                TRANSFER AGENT AND REGISTRAR



BY
         AUTHORIZED SIGNATURE

The shares represented by this certificate are subject to restrictions on transfer and ownership for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Corporation's Amended and Restated Certificate of Incorporation, no Person may Beneficially Own shares of Capital Stock of the Corporation if, as a result of such Acquisition or Beneficial Ownership, (i) the Corporation would be "closely held" within the meaning of
Section 856(h) of the Code or (ii) the Capital Stock would be held by less than 100 Persons. Any Person who Beneficially Owns or attempts to Beneficially Own shares of Capital Stock in excess of the above limitations must immediately notify the Corporation, any shares of Capital Stock so held may be subject to mandatory sale in certain events, certain purported acquisitions of shares of Capital Stock in excess of such limitations shall be void ab initio, and any shares of Capital Stock purported to be Acquired or Beneficially Owned in excess of such limitation will be automatically transferred to a Trust for the benefit of a Charitable Beneficiary. A Person who attempts to Beneficially Own shares of Capital Stock in violation of the ownership limitations set forth in Section 7(b) of the Amended and Restated Certificate of Incorporation of the Corporation shall have no claim, cause of action, or any other recourse whatsoever against a transferor of shares. All capitalized terms in this legend have the meanings defined in the Corporation's Amended and Restated Certificate of Incorporation, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests.

The Corporation is authorized to issue more than one class of stock. The Corporation will furnish to each shareholder, upon written request and without charge, a copy of the powers, designations, preferences and relative rights and limitations of each outstanding class of stock of the Corporation.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM    - as tenants in common                    UNIF GIFT MIN ACT-__________Custodian__________
TEN ENT    - as tenants by the entireties                                   (Cust)             (Minor)
JT TEN     - as joint tenants with right of                               under Uniform Gifts to Minors
             survivorship and not as tenants                              Act_______________
             in common                                                          (State)

     Additional abbreviations may also be used though not in the above list.

     For Value  Received,  __________  hereby  sell,  assign and  transfer  unto
________________________________________________________________________________
___________________________________________________________  Shares  represented by the within Certificate, and do hereby irrevocably constitute and appoint _________________________________________________________ Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

         Dated _______________      __________
            In presence of

----------------------------------------  --------------------------------------

     NOTICE:   THE   SIGNATURE  TO  THIS
ASSIGNMENT MUST CORRESPOND WITH THE NAME
AS   WRITTEN   UPON   THE  FACE  OF  THE
CERTIFICATE IN EVERY PARTICULAR, WITHOUT
ALTERATION OR  ENLARGEMENT OR ANY CHANGE
WHATEVER.